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                                                                   Exhibit 10.12
                                                                   -------------

                              EMPLOYMENT AGREEMENT
                              --------------------

            AGREEMENT made as of this 4th day of May, 1998 (this "Agreement"), between EURO BROKERS INC., a Delaware corporation ("Euro Brokers"), with offices at Two World Trade Center, 84th Floor, New York, New York 10048, and Steven Vigliotti ("Vigliotti"), residing at 165 Hicks Street, Brooklyn, NY 11201.

            Insofar as Euro Brokers desires to secure the exclusive services of Vigliotti, and Vigliotti desires to be employed exclusively by Euro Brokers, it is hereby agreed, in consideration of the covenants and agreements herein contained, as follows:

1. Employment, Acceptance and Term

            Subject to the provisions hereof, Euro Brokers agrees to employ the exclusive services of Vigliotti, and Vigliotti agrees to provide his services exclusively to Euro Brokers, for a term commencing on the date hereof and ending on April 30, 2000, which date (the "Initial Termination Date") shall also be the date upon which this Agreement shall terminate (except for such provisions hereof as shall expressly survive termination or expiration). Notwithstanding the foregoing, this Agreement and the term of employment of Vigliotti hereunder (the "Term") will automatically continue past the Initial Termination Date unless and until terminated by Euro Brokers or Vigliotti on not less than three
(3) months prior written notice expiring on or after the Initial Termination Date (a "Notice of Termination").

2. Duties and Authority

            2.1 During the Term hereof, Vigliotti shall faithfully and diligently devote Vigliotti's full time, best efforts, skills and energies to the business (the "Business") of Euro Brokers and its subsidiary and affiliated companies, including its public parent company, Maxcor Financial Group Inc. (collectively, the "Euro Brokers group companies"). Vigliotti's initial position shall be as Chief Financial Officer of Euro Brokers Investment Corporation. Vigliotti agrees not to accept any other employment or render advisory services during the Term, nor shall Vigliotti permit such personal business interests as Vigliotti may have to interfere with the performance of Vigliotti's duties hereunder. Vigliotti agrees to faithfully and diligently perform, to the best of Vigliotti's abilities, such duties, consistent with his appointment hereunder, as may from time to time be assigned to Vigliotti by the Chief Executive Officer, Chief Operating Officer and/or Board of Directors of Euro Brokers Investment Corporation (or any designee of the foregoing). Vigliotti agrees to serve without additional compensation, if elected or appointed thereto, as a director and/or officer of any of the Euro Brokers group companies and as a member of any committees of the board of directors of any such corporations. Vigliotti will duly, punctually and faithfully perform and observe all rules that Euro Brokers may from time to time establish concerning the conduct of any aspect of the Business in which Vigliotti is engaged.

            2.2 Vigliotti grants Euro Brokers the right to obtain insurance on Vigliotti's life during the Term hereof for the benefit of Euro Brokers in such amount as Euro Brokers shall deem appropriate and hereby agrees to execute all such documents and perform all such acts as Euro Brokers shall reasonably require in connection therewith.


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EMPLOYMENT AGREEMENT:  Steven Vigliotti
May 4, 1998
Page 2


3. Compensation

            3.1 During the Term hereof, Euro Brokers shall pay Vigliotti compensation at the rate of U.S. $150,000 per annum ("Base Salary"), payable periodically in accordance with Euro Brokers' then-prevailing payroll procedures.

            3.2 In addition, during the Term Vigliotti shall be eligible to receive such semi-annual bonus payments as the Chief Executive Officer of Euro Brokers, in his or her sole discretion, may determine to award to Vigliotti. Such bonuses are contingent upon Vigliotti performing all of Vigliotti's obligations under this Agreement, Vigliotti not having delivered a Notice of Termination more than 45 days prior to the relevant bonus payment date and Vigliotti's continued employment by Euro Brokers on the relevant bonus payment date.

            3.3 All payments to Vigliotti under this Agreement shall be subject to reduction by the amount of any applicable withholding and other items that Euro Brokers may be required or authorized by applicable law to deduct.

4. Expenses

            In addition to the compensation payable to Vigliotti pursuant to
Section 3 hereof, Euro Brokers shall pay or reimburse Vigliotti, upon submission of proper vouchers in respect thereof, all reasonable and necessary transportation, hotel, living and related expenses incurred by Vigliotti on business trips and all other reasonable and necessary business and entertainment expenses, provided that all such expenses shall have been incurred in accordance with Euro Brokers' policies or procedures or approved in advance by the Chief Operating Officer of Euro Brokers or his or her designee.

5. Additional Benefits

            Vigliotti shall be entitled to 15 days annual vacation, to be taken at such time or times as shall be mutually agreed between Euro Brokers and Vigliotti; provided, however, that vacation not taken shall not accrue from year-to-year or be compensated for at the end of the Term. Vigliotti shall also be entitled to participate in all medical, health, retirement, insurance, hospitalization, disability and other plans which Euro Brokers may in its sole discretion establish from time to time for the benefit of similarly-situated employees, provided that Vigliotti is eligible by the terms thereof to participate therein.

6. Termination of Employment

            6.1 Notwithstanding anything to the contrary herein, Vigliotti's employment hereunder shall automatically terminate as follows, and Euro Brokers shall have no obligations hereunder other than to pay sums due to Vigliotti (or heirs of Vigliotti) as of the date of such termination: (i) upon Vigliotti's death; (ii) upon written notice given by Euro Brokers following Vigliotti's failure to perform the duties of the position for a period of 45 consecutive days, or 60 days in the aggregate during any twelve-month period (except as may


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EMPLOYMENT AGREEMENT:  Steven Vigliotti
May 4, 1998
Page 3


be prohibited by federal, state or local disability laws); (iii) upon expiration of a Notice of Termination given by either Euro Brokers or Vigliotti, for any reason or no reason, in accordance with Section 1 of this Agreement; (iv) upon termination of this Agreement by mutual consent of the parties; or (v) upon prior written notice to Vigliotti of action taken by Euro Brokers to discharge Vigliotti for Cause, which notice shall specify the reasons therefor.

            6.2 "Cause" as used herein shall mean Vigliotti's (i) breach of any material term hereof that is not cured by Vigliotti promptly after written notice thereof from Euro Brokers, (ii) failure to act in accordance with any direction of the Chief Executive Officer, Chief Operating Officer or Board or Directors of Euro Brokers Investment Corporation (or any designee of the foregoing) where the direction is reasonable, lawful and not inconsistent with Vigliotti's position, (iii) commission of a felony, (iv) commission of any material act of disloyalty against any of the Euro Brokers group companies, (v) fraud, misappropriation or dishonesty in connection with Vigliotti's employment hereunder, (vi) alcohol or drug abuse, (vii) material failure to comply with the applicable written internal policies or procedures of the Business or (ix) violation of any material statute, rule or regulation governing the Business.

            6.3 This Section 6 (including as it references Section 1 hereof) sets forth the exclusive reasons and methods for terminating this Agreement and Vigliotti's employment hereunder.

7. Confidential Information; Other Employees

            7.1 Vigliotti acknowledges that due to Vigliotti's position and duties with Euro Brokers, Vigliotti will have access to the trade secrets, client lists, customer preferences, computer software programs, financial models, technology practices and other proprietary and/or confidential information (collectively, "Confidential Information") of or relating to the Business and/or the Euro Brokers group companies. Accordingly, Vigliotti agrees that Vigliotti shall not at any time (whether during or after the Term hereof) use outside the scope of Vigliotti's employment hereunder or disclose to anyone any Confidential Information. At or prior to the end of the Term, Vigliotti shall return to Euro Brokers all copies of any written (or otherwise stored, including electronically) Confidential Information (including any notes, extracts or other documents reflecting such information) in Vigliotti's possession.

            7.2 Both during the Term hereof and during the twelve-month period immediately following any end of the Term, Vigliotti agrees that Vigliotti shall not in any manner, directly or indirectly, without Euro Brokers' prior written consent, enter into any arrangement with or otherwise solicit, entice or encourage any person who is, or within six months prior to the end of the Term was, an employee of any of the Euro Brokers group companies (i) to terminate such employee's employment with such Euro Brokers group company or (ii) to apply for or accept employment with any business that is competitive with the Business.


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EMPLOYMENT AGREEMENT:  Steven Vigliotti
May 4, 1998
Page 4


8. Certain Remedies

            8.1 Vigliotti acknowledges that given Vigliotti's special skills and unique responsibilities with Euro Brokers and Vigliotti's access to Confidential Information, and given the vital importance to Euro Brokers of its human resources and of preserving information and businesses developed at its expense, that any breach or violation, or threatened breach or violation, by Vigliotti of the provisions of the preceding Section 7 shall cause irreparable harm to Euro Brokers, which harm cannot be fully redressed by the payment of damages to Euro Brokers. Accordingly, Vigliotti agrees that Euro Brokers shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining Vigliotti from any such breach or violation or threatened breach or violation of said Section 7.

            8.2 Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws. However, in the event that any such provision or portion thereof shall be held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect, and not be affected by such invalidity, illegality or unenforceability of the Invalid Provision or any modification thereof or substitution therefor.

            8.3 Should Euro Brokers or Vigliotti be required to engage legal counsel and/or to institute any action, arbitration or proceeding (including seeking an injunction) to enforce or prevent the breach or threatened breach of any of the provisions of this Agreement and/or to seek any other remedy at law or in equity, then the prevailing party in such action, arbitration or proceeding (or, if there is no single prevailing party, the party that prevails with respect to the preponderance of the issues in dispute) shall be entitled to recover from the other party all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees, expenses and all other costs.

            8.4 This Section 8, Section 7 above and Sections 9, 10 and 15 below shall survive the Term, the cessation of Vigliotti's employment with Euro Brokers and any termination of this Agreement.

9. Representations and Warranties of Vigliotti

            Vigliotti represents and warrants that Vigliotti is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, restrictive covenants or other restrictions that would be breached by or prevent the performance of Vigliotti's duties hereunder.

10. Inventions, Discoveries, Etc.

            10.1 Vigliotti shall promptly and fully disclose to Euro Brokers and with all necessary detail for a complete understanding of the same, all developments, knowhow,


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EMPLOYMENT AGREEMENT:  Steven Vigliotti
May 4, 1998
Page 5


discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours or otherwise by Vigliotti (whether or not at the request or upon the suggestion of Euro Brokers) during the Term, solely or jointly with others, in or relating to any activities of any of the Euro Brokers group companies or any of their respective customers known to Vigliotti as a consequence of Vigliotti's employment (collectively referred to as the "Subject Matter").

            10.2 Vigliotti hereby assigns and transfers, and agrees to assign and transfer, to Euro Brokers, all Vigliotti's right, title and interest in and to the Subject Matter, and Vigliotti further agrees to deliver to Euro Brokers any and all drawings, notes, specifications and data relating to the Subject Matter and to execute, acknowledge and deliver all such further papers, including applications for copyrights and patents for any thereof in any and all countries, and to vest title thereto in Euro Brokers. Vigliotti shall assist Euro Brokers in obtaining such copyrights or patents during the Term and any time thereafter and to testify in any prosecution or litigation involving any of the Subject Matter.

11. Notices

            All notices hereunder shall be in writing and delivered by hand or sent by registered mail or overnight courier, addressed to such party at its address referred to above, or at such other address as such party may from time to time designate by notice to the other party. Any such notice shall be deemed to have been given on the date delivered by hand, the business day after deposit with an overnight courier, or on the fifth day following the mailing thereof.

12. Waivers

            The failure of either party to insist in any one or more instances upon strict performance of any of the terms or conditions of this Agreement shall not be construed as a waiver of any right granted hereunder or of the future performance of any such term or condition. No waiver of any term or condition of, or consent, authorization or notice under, this Agreement shall be made except by a written instrument, specifically referring to this Agreement, executed by the party (in the case of Euro Brokers, by either its Chief Executive Officer or Chief Operating Officer) charged with the waiver or providing the consent, authorization or notice. No waiver of any breach of any provision of this Agreement shall be deemed to constitute a waiver of any other breach of such provision or a waiver of any breach of any other provision of this Agreement.

13. Agreement Complete; Amendments; Counterparts

            This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and there are no oral agreements or understandings with respect to or affecting this Agreement. This Agreement may not be amended, supplemented, canceled or discharged except by a written instrument specifically referring to this Agreement and


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EMPLOYMENT AGREEMENT:  Steven Vigliotti
May 4, 1998
Page 6


executed by each of the parties hereto. This Agreement may be executed in two or more counterparts, all of which, taken together, shall constitute one and the same instrument.

14. Assignment

            Vigliotti acknowledges that the services to be rendered by Vigliotti are personal in nature and, accordingly, agrees not to assign any of Vigliotti's rights or delegate any of Vigliotti's duties or obligations under this Agreement (and any such assignment or delegation shall be null and void). The rights and obligations of Euro Brokers under this Agreement shall inure to the benefit of, and shall be binding upon, any successor or assign of Euro Brokers.

15. Governing Law and Exclusive Jurisdiction

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its principles of conflicts of law.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              EURO BROKERS INC.



                              By:   /s/ Keith E. Reihl
                                 -------------------------------
                              Name:  Keith E. Reihl
                              Title: Chief Operating Officer

Agreed and Accepted:



    /s/ Steven Vigliotti
----------------------------
Steven Vigliotti